UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2022 (January 28, 2022)

Basanite, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53574	20-4959207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

2041 NW 15th Avenue, Pompano Beach, Florida 33069

(Address of principal executive offices) (Zip Code)

954-532-4653

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

Item 3.02   Unregistered Sales of Equity Securities.

Overview

On January 28, 2022 and February 3, 2022, Basanite, Inc. (the “Company”) conducted the initial closings (the “Initial Closings”) of a private placement offering to accredited investors (the “Offering”). The investors participating in the Initial Closings included affiliates of the Company’s strategic commercial partner U.S. Supplies, Inc. (“USS”) (including Manuel Rodriguez, a director of the Company) and individuals or entities with whom USS and its affiliates do business with in the construction industry (collectively, “Strategic Investors”, and the investors purchasing in the Initial Closings, including Mr. Rodriguez, the “Initial Investors”). The Company anticipates that all investors in the Offering will qualify as Strategic Investors who are introduced to the Company by the Initial Investors. The Company also anticipates that the Offering will have multiple closings over a duration of approximately 60 days, which may be terminated earlier or extended with the approval of the Initial Investors.

The Offering consists of up to $5,000,000 of units (the “Units”) at a price of $0.33 per Unit. Each Unit consists of: (i) one (1) share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) a five-year, immediately exercisable warrant (“Warrant A”) to purchase one (1) share of Common Stock at an exercise price of $0.33 per share (“Exercise Price”) and (iii) an additional five-year, immediately exercisable warrant to purchase one (1) share of Common Stock at the Exercise Price (“Warrant B”, and collectively with Warrant A, the “Warrants”, with the shares of Common Stock underlying the Warrants being referred to herein as the “Warrant Shares”). No actual Units are being issued in the Offering.

At the Initial Closings, an aggregate of $600,000 worth of Units were sold by the Company. In connection with the Initial Closings, the Company entered into definitive securities purchase agreements (the “SPAs”) with the Strategic Investors and issued an aggregate of 1,818,182 shares of common stock, Warrant As to purchase up to an aggregate of 1,818,182 shares of Common Stock, and Warrant Bs to purchase up to an aggregate of 1,818,182 shares of Common Stock (for an aggregate of 3,636,364 Warrant Shares).

The net proceeds of the Offering will be used by the Company (i) to make deposits on five (5) Pultrusion manufacturing machines to be used for making product for the Company and (ii) for general working capital purposes or such other purposes as may be determined by the Board of Directors of the Company.

The Warrants

The Warrants contain a customary “cashless exercise” provision if the Common Stock underlying the Warrants is not registered for resale as well as customary stock-based (but not price-based) anti-dilution provisions, except that (i) if any subsequent uplisting and concurrent registered offering by the Company to the New York Stock Exchange, NYSE American or Nasdaq exchange (the “Re-IPO”) is priced below the Exercise Price, then the Exercise Price shall reset on a one-time basis to the offering price of the Re-IPO and (ii) subject to certain exceptions, if prior to the consummation of a Re-IPO, the Company sells securities at a price less than the Exercise Price then in effect, or issues derivative securities with an exercise or conversion price below the Exercise Price then in effect, the Exercise Price shall be adjusted downward to equal such lesser sales or exercise or conversion price.

The Warrants are identical, except the Warrant Bs will be subject to a call provision as follows: in the event that, at any time following the Closing, the price of the publicly traded Common Stock is $1.00 or greater (as adjust for stock splits and the like) for five (5) consecutive trading days, the Company may provide five (5) trading days’ notice to the holders of Warrant B to call the Warrant Bs for a total price of $0.01 for the entire Warrant B. During such five trading days’ notice period, the holders of Warrant B shall be permitted to exercise their Warrant Bs at the exercise price. If the Warrant Bs are not so exercised, they will be deemed to be repurchased by the Company in full for $0.01.

The Warrants also contain a most favored nations provision such that if the Company issues any subsequent warrants with rights that are more favorable than the rights contained in the Warrants, such rights shall attach to the Warrants.

Registration Rights

Pursuant to the SPAs, within thirty (30) days of the earlier to occur of (i) final termination date of the Offering or (ii) the closing of the Offering at which (combined with the amounts raised at all previous closings) the full $5,000,000 of Units has been sold by the Company (“Filing Date”), the Company is required to file a Form S-1 registration statement to register the shares of Common Stock and the Warrant Shares issued in the Offering for public resale (the “Resale Registration”). The Company shall use its commercially reasonable best efforts to cause the Resale Registration to be declared effective within 120 days of the final closing of the Offering (the “Resale Effective Date”). If the Filing Date and/or the Resale Effective Date is not met, each Investor will be entitled to receive cash liquidated damages penalty equal to 1% of the amount invested in the Offering per month for the first 90 days following the Filing Date or Resale Effective Date (as the case may be), to be increased to 2% per month thereafter, in each case pro-rated for each 30-day period. Such damages to be capped at six months of penalties in the aggregate. The Resale Registration may be undertaken in the same registration statement that registers the Re-IPO.

Right of Participation

Subject to customary exceptions, until the first anniversary following the closing of the Re-IPO, each Strategic Investor shall have the right to participate on a pro-rata basis (with respect to other participating Strategic Investors and the number of Units purchased by them in the Offering) up to an amount of the subsequent equity or equity-linked financing of the Company during such period (a “Subsequent Financing”) equal to 20% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and under the same documents, as are offered by the Company to other prospective investors in each Subsequent Financing. During the period from date which is the first day following the first anniversary of the closing of the Re-IPO until the third (3rd) anniversary of the closing of the Re-IPO, the Strategic Investors shall maintain their rights to participate in Subsequent Financings, provided that the Participation Maximum shall be reduced to 10% of the Subsequent Financing.

The SPAs also contains other customary representations, warranties and agreements.

The foregoing description of the terms and provisions of the SPAs, Warrant A and Warrant B is a summary only and does not purport to be complete and, is qualified in its entirety by reference to the full text of such documents, the forms of which is attached hereto as Exhibit 10.1, 4.1 and 4.2, respectively, and incorporated herein by reference.

The securities issued in the Offering as described above have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and sales were made pursuant to the exemptions from registration provided by Rule 506(b) of Regulation D (“Reg. D”) promulgated under the Securities Act because, among other things, the Investors represented that they are “accredited investors” (as defined under Reg. D), the Investors purchased the securities for investment purposes only and not for resale.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any security. The securities described herein have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States or any state thereof absent registration under the Securities Act and applicable state securities laws or an applicable exemption from registration requirements.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
4.1	Form of Warrant A issued to the Strategic Investors
4.2	Form of Warrant B issued to the Strategic Investors
10.1	Form of Securities Purchase Agreement entered into between the Company and the Strategic Investors
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2022	BASANITE, INC.

	By:	/s/ Simon R. Kay
Name: Simon R. Kay
Title: Acting Interim President and Chief Executive Officer